UNITED STATES

              SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                           FORM 8-K

                        CURRENT REPORT


 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

Date of Report (Date of earliest event reported)      February 1, 1996

                        (December 31, 1995)

Commission File Number                        0-17589

                           NTS-PROPERTIES VII, LTD.
            (Exact name of registrant as specified in its charter)

         Florida                            61-1119232
(State or other jurisdiction of   (I.R.S. Employer Identification
incorporation or organization)    No.)

   10172 Linn Station Road
   Louisville, Kentucky                         40223
(Address of principal executive              (Zip Code)
offices)

Registrant's telephone number,
including area code                         (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report

Item 5.  Other Items

      On December 31, 1995, NTS-Properties VII, Ltd. (the "Partnership") established an Interest Repurchase Reserve pursuant to Section
      16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. The Partnership has notified the limited partners of the establishment of the Interest Repurchase Reserve and the opportunity to request that the Partnership repurchase Units at the established price pursuant to that certain letter to limited partners dated February 1, 1996, a copy of which is attached hereto and made a part hereof.

February 1, 1996

Dear NTS-Properties VII Investor:

Over the last few years, a small market has developed for the trading of limited partnership interests through companies such as the Chicago Partnership Board. Units in our and other NTS Partnerships have transferred at values which the General Partner believes to be discounted. Although the General Partner continues to strongly recommend that our investors hold their Units rather than sell, we do recognize that circumstances may arise from which an investor may feel compelled to sell his or her Units. As a result, in our cash distribution mailings we included a list of some of the companies which have indicated to us that they arrange trades of NTS Partnership Units.

In the interest of helping to establish a "floor" or minimum price for trades in NTS-Properties VII Units, the Partnership has established an Interest Repurchase Reserve in the amount of $127,653 pursuant to Section
16.4 of the Partnership's Limited Partnership Agreement. Under this Section of the Partnership Agreement, the Partnership may repurchase Units from investors who indicate in writing their desire to sell. With this Repurchase Reserve, the Partnership will be able to repurchase and retire up to 31,913 Units at a currently contemplated price of $4.00 per Unit. Since the repurchased Units will be retired, there will be fewer investors for the distribution of assets.

Units will be repurchased on a "first-come, first-served" basis until the Interest Repurchase Reserve is depleted. If the number of Units submitted for repurchase exceeds that which can be repurchased by the Partnership in the first quarter, those additional Units may be repurchased in subsequent quarters. The Partnership may, at the discretion of the General Partner, continue to set aside funds in the Interest Repurchase Reserve.

The above repurchase price per Unit was established by the General Partner in its sole discretion, and does not purport to represent the fair market value or liquidation value of a Unit. The General Partner believes that this purchase price represents a discount from the value of each Unit. However, there is no guarantee of the amount that limited partners who choose not to sell their Units will receive upon the ultimate liquidation of the Partnership.

If you are interested in the Partnership repurchasing your Units, please sign, date and return the enclosed Repurchase Request form in the envelope provided. Upon receipt of your signed Repurchase Request form, we will provide you with transfer documents and appropriate instructions. Payment for repurchased Units will be made within 10 days after you have returned the properly executed transfer documents. No transfer fees or commissions will be charged for the repurchase. You may obtain further information on the Interest Repurchase Reserve by calling our transfer agent at (303) 705-6196.

                     REPURCHASE REQUEST

              FOR LIMITED PARTNERSHIP UNITS IN

                     NTS-Properties VII

Date:___________

I request that NTS-Properties VII repurchase my limited partnership interests ("Units") at the price of $4.00 per Unit, as described in the letter to me from NTS Properties Associates dated February 1, 1996 to which this Repurchase Request was attached. As a condition to repurchase, I understand that I hereby waive the provisions of Section 16.4 of the Amended and Restated Agreement of Limited Partnership of NTS-Properties VII (the "Partnership Agreement") regarding the price and terms of repurchase of Units, and fully and finally release NTS-Properties VII and its General
Partner from any and all known or unknown claims, liability and actions, whether arising under or pertaining to the Offering or Prospectus for NTS-Properties VII, the Partnership Agreement or otherwise. I will reaffirm my waiver and release upon execution of the transfer documents. Please send me the appropriate transfer documents.



I own ________ Units of NTS-Properties VII. I have read and fully understand the foregoing.

[Each owner of the Limited Partner Units must sign below.]




__________________________________     __________________________________
Signature of Limited Partner           Signature of Limited Partner
                                       (Joint Accounts)



__________________________________     __________________________________
Printed Name                           Printed Name

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     NTS-PROPERTIES VII, Ltd.
                                            (Registrant)

                                  BY:    NTS-Properties Associates VII
                                         BY: NTS Capital Corporation,
                                             General Partner

                                         /s/ John W. Hampton
                                             John W. Hampton
                                             Senior Vice President



Date:    February 1, 1996